UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K/A
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 13, 2014
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GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Signature

Introductory Note

This report amends the current report on Form 8-K of General Motors Company (the “Company”) filed with the Securities and Exchange Commission on December 12, 2013 (the “Original Filing”) to provide certain compensation information regarding the compensation of Chief Executive Officer Mary T. Barra, President Dan Ammann, former Chairman and Chief Executive Officer Dan Akerson, and former Vice Chairman Stephen Girsky that was unavailable at the time of the Original Filing. The report also provides information regarding the January 14, 2014 election by the Company’s Board of Directors of Charles K. Stevens, III as Executive Vice President and Chief Financial Officer of the Company.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously announced by the Company in a press release dated December 10, 2013 and disclosed in the Original Filing, Mary T. Barra has been appointed Chief Executive Officer of the Company and Daniel Ammann has been appointed President. Both appointments became effective January 15, 2014. The Company stated in the Original Filing that compensation arrangements for Ms. Barra and Mr. Ammann in their new positions had not been determined.
On January 13, 2014 the Executive Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved new compensation arrangements for Ms. Barra and Mr. Ammann. Ms. Barra’s annual cash base salary as Chief Executive Officer will be $1.6 million, and she will participate in the benefit plans currently available to executive officers as described in the Company’s Registration Statement on Form S-1, filed August 18, 2010 and subsequently amended, and as set forth as exhibits to various periodic filings by the Company (the “Benefit Plans”). As additional 2014 compensation she will be eligible to receive $2.8 million under the Company’s 2009 Short-Term Incentive Plan, as amended (the “STIP”). Mr. Ammann’s annual cash base salary as President will be $900 thousand, and he also will participate in the Benefit Plans. As additional 2014 compensation he will be eligible to receive $1.125 million under the STIP.
In the Original Filing the Company also disclosed that two Named Executive Officers, Chairman and Chief Executive Officer Daniel J. Akerson and Vice Chairman Stephen Girsky, would step down from their positions effective January 15, 2014. Mr. Girsky remains a member of the Company’s Board of Directors. On January 13 the Compensation Committee also approved compensation for Mr. Akerson and Mr. Girsky, who will remain employed as senior advisors on an interim basis. Mr. Akerson will receive an annual cash base salary of $1.7 million and will be eligible to receive $2.975 million under the STIP. Mr. Girsky will receive an annual cash base salary of $600 thousand and will be eligible to receive $750 thousand under the STIP. The Company anticipates that Mr. Akerson and Mr. Girsky will be employed for less than one year, and that their annual cash base salary will be paid on a prorated basis, as will any payment to Mr. Akerson under the STIP.
On January 14, 2014 the Company’s Board of Directors elected Charles K. Stevens, III, 54, Executive Vice President and Chief Financial Officer of the Company, effective January 15. Mr. Stevens has been employed by the Company (or by General Motors Corporation) since 1983, most recently as the Chief Financial Officer of GM North America, a unit of the Company, since 2010. Immediately before that he served as Chief Financial Officer of the Company’s indirect subsidiary General Motors de Mexico, S.L. in 2008 and 2009. Other than his employment, he has no reportable relationships with the Company or its affiliates. Mr. Stevens’ annual cash base salary as Executive Vice President and Chief Financial Officer will be $700 thousand, and he will participate in the Benefit Plans and be eligible to receive $875 thousand under the STIP.
All final awards for grants made under the STIP are subject to the terms of the plan.
The Company believes that it is likely that at the Company’s 2014 Annual Meeting, a new long-term incentive plan (the “2014 LTIP”) will be submitted for approval by stockholders, to replace the Company’s existing 2009 Long-Term Incentive Plan (as amended). If so, additional information about the 2014 LTIP will be provided in the Proxy Statement for that meeting. Ms. Barra, Mr. Ammann, and Mr. Stevens, as well as other executives of the Company, are likely to receive grants under the 2014 LTIP as part of their 2014 compensation if the new plan is approved by stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ THOMAS S. TIMKO
Date: January 17, 2014	By:	Thomas S. Timko Vice President, Controller and Chief Accounting Officer